1st AMENDMENT OF EXCLUSIVE LICENSE AGREEMENT

This 1st Amendment Exclusive License Agreement (hereinafter called “Amendment”), to be effective as of the 8th day of March, 2006, is by and between Protea Biosciences, Inc., a Delaware corporation having its principal place of business at 955 Hartman Run Road #210, Morgantown, WV 26507, (hereinafter referred to as “LICENSEE”) and West Virginia University Research Corporation (hereinafter referred to as “LICENSOR”), a nonprofit West Virginia corporation having its principal place of business at Chestnut Ridge Research Building, 886 Chestnut Ridge Road, PO Box 6216, Morgantown, WV 26506-6216, acting for and on behalf of West Virginia University (“WVU”).

WHEREAS, LICENSOR has developed or is developing and owns certain new technologies defined as Disclosure #327 below;

WHEREAS, LICENSEE has an exclusive option on the “Subject Technology” (as defined below) resulting from an Exclusive Option Agreement signed by the Parties on 9/19/01;

WHEREAS, the Parties have signed an Exclusive License Agreement on the “Subject Technology” and have a desire to update the “Subject Technology” by adding Disclosure # 327;

WHEREAS, LICENSOR is willing to grant a new worldwide, exclusive license on the terms set forth herein to the “Subject Technology” to LICENSEE in this Agreement; and

WHEREAS, LICENSEE desires to obtain said worldwide, exclusive, license to the Subject Technology;

NOW, THEREFORE, WITNESSETH, that for and in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Parties hereto expressly agree as follows:

1.           The following new section shall be added to Appendix II:

Disclosure # 327. AFAP encoded by an olymorphic gene.

2.           The Field of Invention/Subject Technology shall be amended as if the same had been originally set forth therein and is attached to this Amendment.

3.           In all other respects the terms of the Agreement shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Agreement Date.

WEST VIRGINIA UNIVERSITY
RESEARCH CORPORATION, Licensor

		Sign:	/s/ Bruce Sparks

Dated:	3-08-06	Title:	Director of Technology Transfer

PROTEA BIOSCIENCES
Licensee

		Sign:	/s/ Stephen Turner

Dated:	3-08-06	Title:	President

APPENDIX I (SUBJECT TECHNOLOGY I)
FIELD OF INVENTION—MICROFLUIDICS
PRINCIPAL INVESTIGATOR—AARON TIMPERMAN, PhD.

1. Disclosure # 157. Integrated Microfluidic System for Proteome Analysis.

2. Disclosure #198. Porous Capillary Interface for Microfluidic Chip System.

3. Disclosure # 194. Edman Degradation in Microfludic Chip System.

4. Disclosure # 199. Novel Electroextraction Method.

5. Disclosure # 201 and 217. Microfluidic Valve.

6. Disclosure # 202 and 214. Apparatus and Method for Edman Degradation on a Microfluidic Device Utilizing an Electroosmotic Flow Pump.

7. Disclosure # 213. Integration of Bi-Direction Capillary Electrophoresis into the Integrated Microfluidic System for Proteome Analysis.

8. Disclosure # 216. An Integrated Microfluidic System for Proteome Analysis Using a Concentrating Membrane.

9. Disclosure # 245. Use of Laser Micromachining to Produce Hydrodynamic Flow Restrictors in Microfluidic Devices.

10. Disclosure # 215 and # 246. Novel Interfaces for Coupling Microfluidic Systems with Electrospray Ionization Mass Spectromety.

11. Disclosure # 255. A Novel Saw-Toothed Shaped Gradient for Chromatographic Separations.

APPENDIX II (SUBJECT TECHNOLOGY II)
FIELD OF INVENTION—AFAP
PRINCIPAL INVESTIGATOR Daniel Flynn, PhD.

1. Disclosure # 230. AFAP Sequences.

2. Disclosure # 327. AFAP encoded by an olymorphic gene.